File No.  333-


   As filed with the Securities and Exchange Commission on March 31, 2000.

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               CHEMFAB CORPORATION
-------------------------------------------------------------------------------
             (Exact name of issuer as specified in its charter)


    Delaware                                                 03-0221503
----------------------                                       ----------------
(State or other jurisdiction                                (I.R.S. Employer
or incorporation or organization)                           Indemnification No.)


701 Daniel Webster Highway,   Merrimack, New Hampshire        03054
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)


                   CHEMFAB CORPORATION 1999 STOCK OPTION PLAN
     ---------------------------------------------------------------------
                            (Full title of the plan)


      John W. Verbicky              Copy to:          David Engel, Esq.
      Chief Executive Officer                         Bingham Dana LLP
      Chemfab Corporation                             150 Federal Street
      701 Daniel Webster Highway                      Boston, MA  02110
      Merrimack, NH  03054
-------------------------------------------------------------------------------
                    (Name and address of agent for service)


      (603) 424-9000                                  (617) 951-8000
-------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of        Amount        Proposed Maximum Proposed Maximum    Amount of
Securities to   to be         Offering         Aggregate Offering  Registration
be Registered   Registered    Price Per Share  Price               Fee
--------------------------------------------------------------------------------

Common Stock,    500,000(1)                 (2)              (2)   $1,881.00
$.10 Par Value

(1) Consists of 500,000 shares subject to issuance upon exercise of stock options granted or to be granted under the Plan, which shares are being registered for resale hereby.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The purpose maximum aggregate offering price per share and the proposed maximum aggregate offering price have been calculated assuming the issuance of shares of Common Stock upon exercise of stock options to be granted under the Plan at an assumed exercise price of $14.250 per share, which price was the average of the high and low prices of the Registrant's Common Stock reported in the consolidated trading system of the New York Stock Exchange on March 27, 2000.

   Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement is a combined Prospectus that relates also to Registration Statements on Form S-8 (File No. 33-61946, File No. 333-07139 and File No. 333-46985) previously filed by the Registrant on April 30, 1993, on June 28, 1996 and on February 27, 1998, respctively.

                               EXPLANATORY NOTE

      On April 30, 1993, the Registrant filed a Registration Statement on Form S-8 (File No. 33-61946) (hereinafter, the "First Registration Statement") for purposes of effecting the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) 500,000 shares (which became 750,000 shares, as a result of a 3-for-2 stock dividend of the Registrant's Common Stock effected on February 22, 1996 (the "Stock Dividend")) of common stock, $0.10 par value per share ("Common Stock"), issuable by the Registrant upon exercise of stock options granted or to be granted by the Registrant under its 1991 Stock Option Plan (the "1991 Plan"), and (ii) 50,000 shares (which became 75,000 shares, as a result of the Stock Dividend) of Common Stock issuable by the Registrant upon exercise of stock options granted or to be granted by the Registrant under its 1991 Chemfab Employee Stock Option Plan. Subsequently, the Company amended and restated the 1991 Plan (the 1991 Plan, as so amended and restated, being referred to as the "First Amended and Restated 1991 Plan") for purposes of, among other things, increasing the aggregate number of shares of Common Stock subject to issuance under the Amended and Restated 1991 Plan from 750,000 to 1,500,000 shares. On June 28, 1996, the Registrant filed a second Registration Statement on Form S-8 (File No. 333-07139) (hereinafter, the "Second Registration Statement") for purposes of effecting the registration under the Securities Act of 1,270,875 shares (including the 750,000 shares previously registered) of Common Stock for issuance upon exercise of stock options granted under the First Amended and Restated 1991 Plan.

      Thereafter, the Company twice amended and restated the First Amended and Restated 1991 Plan (the First Amended and Restated 1991 Plan, as so amended and restated, being referred to as the "Third Amended and Restated 1991 Plan") for purposes of, among other things, increasing the aggregate number of shares of Common Stock subject to issuance under the Third Amended and Restated 1991 Plan from 1,500,000 to 1,950,000 shares. On February 27, 1998, the Registrant filed a third Registration Statement on Form S-8 (File No. 333-46985)(hereinafter the "Third Registration Statement") for purposes of effecting the registration under the Securities Act of 450,000 Shares of Common Stock for issuance upon exercise of stock options granted under the Third Amended and Restated 1991 Plan.

      This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instructions C and E to Form S-8 for purposes of (i) effecting the registration under the Securities Act of the additional 500,000 shares of Common Stock subject to issuance upon exercise of stock options granted or to be granted under the 1999 Stock Option Plan, and (ii) including a Prospectus prepared in accordance with the requirements of Part I of Form S-3 (the "Reoffer Prospectus"), which Reoffer Prospectus may be used by certain selling stockholders of the Registrant to reoffer for resale those shares of Common Stock registered pursuant to this Registration Statement or the First, Second or Third Registration Statements that have been acquired or will be acquired by such selling stockholders upon exercise of stock options granted or to be granted to them under the 1999 Stock Option Plan or the Third Amended and Restated 1991 Stock Option Plan, as applicable.

      Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First, Second and Third Registration Statements, except for the contents of Item 8 of the First, Second and Third Registration Statements, the Exhibit Indices thereto and the Exhibits filed therewith.

                            UP TO 2,450,000 SHARES
                             CHEMFAB CORPORATION
                                 COMMON STOCK

This Prospectus relates to the offer and sale of up to 2,450,000 shares of common stock of Chemfab Corporation that have been or will have been issued upon exercise of stock options granted or to be granted under Chemfab's 1999 Stock Option Plan or the Third Amended and Restated 1991 Stock Option Plan to the officers and directors of the Company listed herein as the selling stockholders. Chemfab will not receive any of the proceeds from the sale of shares by the selling stockholders.

Chemfab's common stock trades on the New York Stock Exchange under the symbol "CFA." On March 22, 2000, the closing sale price of the common stock, as reported by the New York Stock Exchange, was $14.3750 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                                    Proceeds to
                           Price to              Discounts           Selling
                            Public            and Commissions      Stockholders

     Per Share               (1)                   (1)(2)            (1)(2)
     Total                   (1)                   (1)(2)            (1)(2)

All or a portion of the shares offered under this prospectus may be sold by the selling stockholders from time to time in one or a combination of the following transactions:

o transactions (which may involve block transactions) on the New York Stock Exchange, or otherwise, at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or

o privately negotiated transactions at negotiated prices. The selling stockholders may carry out these transactions by selling their shares directly to purchasers or by selling their shares directly to or through brokers or dealers, and those brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of their shares.

(2) All of the expenses of this offering, which are estimated at $5,000, will be paid by Chemfab. Chemfab will not be responsible for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered under this prospectus, which will be borne by the selling stockholders.

                              AVAILABLE INFORMATION

      Chemfab is subject to the information requirements of the Securities Exchange Act of 1934, as amended and files reports and other information with the Securities and Exchange Commission. These reports and information filings can be inspected and copied at the SEC's Office of Public Reference at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549 and at the SEC's New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of these materials can also be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or, certain of these materials can also be obtained through the SEC's World Wide Web site (http://www.sec.gov).

      The Company has filed with the SEC registration statements on Form S-8 under the Securities Act with respect to the common stock offered under this prospectus. This prospectus does not contain all of the information included in those registration statements and the exhibits and schedules thereto. For further information with respect to Chemfab, you should refer to those registration statements and to the schedules and exhibits filed with them.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by Chemfab with the SEC are incorporated into and made a part of this prospectus:

o Chemfab's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

o all reports previously filed by Chemfab under Section 13(a) or 15(d) of the Exchange Act, since the end of Chemfab's 1999 fiscal year; and (3) the

o            the   description  of  the  common  stock  contained  in  Chemfab's registration statement on Form 8-A filed with the SEC under the Exchange Act.

      In addition, all documents subsequently filed by Chemfab pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated into and made a part of this prospectus.

      Any person receiving a copy of this prospectus may obtain without charge, upon written or oral request, a copy of (1) any of the documents (without their exhibits) that are incorporated into this prospectus and (2) copies of all reports, proxy statements and other communications distributed by Chemfab to its security holders generally (but only to the extent such reports, proxy statements and other communications have not already been received by such person). Requests should be addressed to Chemfab Corporation, Attention:
Secretary, 701 Daniel Webster Highway, Merrimack, New Hampshire 03054.

                           FORWARD-LOOKING STATEMENTS

      Except for the historical information contained herein, the matters discussed in this prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested is contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 which has been filed with the Securities and Exchange Commission and is incorporated herein by reference. Investors are also directed toward information concerning certain risks and uncertainties contained in documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

                                  THE COMPANY

      Chemfab, together with its consolidated subsidiaries, develops, manufactures and markets polymer-based engineered products and materials systems for use in specialized and severe service environments. Its products typically consist of fiber-reinforced flexible composites, coated or laminated with fluoropolymers, and specialty fluoropolymer films. Worldwide end-use applications are in electrical, environmental, food processing, architectural, aerospace, communications, laboratory test, protective systems, consumer bakeware, other industrial markets, and medical electronics, personal care, health care, and specialty apparel markets. Chemfab's principal executive offices are located at 701 Daniel Webster Highway, Merrimack, New Hampshire 03054, and its telephone number is (603) 424-9000.

                                USE OF PROCEEDS

      Chemfab will not receive any of the proceeds from the sale of shares by the selling stockholders.

                            SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of outstanding shares of Chemfab common stock beneficially owned by each of them as of February 29, 2000, and the number of shares available for resale hereunder by each of them. Since each of the selling stockholders may sell all or any portion of shares of his or her shares, Chemfab cannot estimate the number of shares of common stock that will be held by the selling stockholders upon termination of this offering.

                                                            Number Of
                                      Shares             Shares Available
Name                            Beneficially Owned (1)    for Resale (2)
---------------------------     ----------------------   ----------------

Hilary A. Arwine(3)                    14,880                 37,000
Paul M. Cook(4)                       300,090                 54,000
Warren C. Cook(5)                     196,127                 54,000
Michael P. Cushman(6)                  21,484                 43,475
Dennis L. Filger (7)                    1,000                 32,000
Robert E. McGill, III(8)               33,250                 39,000
James E. McGrath(9)                    36,000                 24,000
Duane C. Montopoli(10)                178,500                124,500
Moosa E. Moosa(11)                     51,250                 72,000
Nicholas Pappas(12)                    77,500                 74,000
Thomas C. Platt III(13)                23,250                 57,000
Charles Tilgner III(14)                25,522                 35,050
John W. Verbicky(15)                  149,250                213,000


(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Includes an aggregate of 603,200 shares of common stock subject to stock options held by the selling stockholders that can be exercised to purchase such shares on or before April 30, 2000, as follows:

     52,500 shares for Mr. Paul Cook, 52,500 shares for Mr. Warren Cook, 39,250 shares for Mr. Moosa, 26,250 shares for Mr. McGill, 22,500 shares for Mr. McGrath, 116,000 shares for Mr. Montopoli, 14,500 shares for Ms. Arwine, 67,500 shares for Mr. Pappas, 20,975 shares for Mr. Cushman, 22,725 shares for Mr. Tilgner, 146,750 shares for Mr. Verbicky, 21,750 shares for Mr. Platt, and 0 shares for Mr. Filger.

(2) Consists of outstanding options granted to the selling stockholders pursuant to Chemfab's Third Amended and Restated 1991 Stock Option Plan and 1999 Stock Option Plan.
(3)  Ms. Arwine is the Company's Corporate Controller.

(4) Includes 247,590 shares held by the Paul and Marcia Cook Living Trust, as to which Mr. Cook and his wife share voting and investment power.
     Mr. Cook is a director of the Company.

(5) Includes 86,300 shares held in trust for the benefit of Mr. Cook's two children, as to which Mr. Cook has no voting or investment power and disclaims beneficial ownership. Mr. Cook is a director of the Company.

(6) Includes 224 shares held by Mr. Cushman's children, as to which Mr. Cushman disclaims beneficial ownership. Mr. Cushman is the Company's Vice President - Americas Business Group.

(7) Mr. Filger is Vice President - Corporate Development and Technology of the Company.

(8)  Mr. McGill is a director of the Company.

(9)  Mr. McGrath is a director of the Company

(10) Includes 4,500 shares held by Mr. Montopoli as custodian for his two children, as to which Mr. Montopoli disclaims beneficial ownership. Mr. Montopoli is a director of the Company

(11) Mr. Moosa is Vice President-Mergers and Acquisitions of the Company.

(12) Mr. Pappas is a director of the Company.

(13) Mr. Platt is the Company's Vice President - General Counsel,
     Administration and Secretary.

(14) Includes 15 shares held by Mr. Tilgner's wife, as to which Mr. Tilgner disclaims beneficial ownership. Mr. Tilgner is the Company's Vice President and Director of U.S. Operations and Engineering.

(15) Mr. Verbicky is the Company's President and Chief Executive Officer, and a director.

                              PLAN OF DISTRIBUTION

All or a portion of the shares offered under this prospectus may be sold by the selling stockholders from time to time in one or a combination of the following transactions:

o transactions (which may involve block transactions) on the New York Stock Exchange, or otherwise, at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or

o privately negotiated transactions at negotiated prices. The selling stockholders may carry out these transactions by selling their shares directly to purchasers or by selling their shares directly to or through brokers or dealers, and those brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of their shares.

     In addition to sales pursuant to this prospectus, selling stockholders may also effect sales of all or any portion of the Shares pursuant to Rule 144 promulgated under the Securities Act.

     All expenses incurred in connection with this offering will be borne by Chemfab, except for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered under this prospectus, which will be borne by the selling stockholders.

                                    EXPERTS

      The consolidated financial statements of Chemfab Corporation appearing in Chemfab Corporation's Annual Report (Form 10-K) for the year ended June 30, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission)given upon the authority of such firm as experts in accounting and auditing.

      The validity of the Shares of Common Stock being offered hereby is being passed upon by Bingham Dana LLP.


     No dealer, sales representative,
or any other person has been authorized           2,450,000 SHARES
to give any information or to make any
representations in connection with this
offering other than those contained in
this prospectus, and, if given or made,
such information or representations
must not be relied upon as having been
authorized by Chemfab or any
selling stockholder. This prospectus
does not constitute an offer to sell or
a solicitation of an offer to buy any
securities other than the shares of
common stock to which it relates or an
offer to, or a solicitation of, any
person in any jurisdiction where such
an offer or solicitation would be
unlawful. Neither the delivery of this
prospectus nor any sale made hereunder
shall, under any circumstances, create
an implication that there has been no
change in the affairs of Chemfab
since the date hereof or that
information contained herein is correct
as of any time subsequent to the date
hereof.

            ---------------
            TABLE OF CONTENTS                    CHEMFAB CORPORATION
            ---------------


                                   Page
                                   ----

Available Information              4               COMMON STOCK
Incorporation of Certain Documents
  by Reference                     4
The Company                        5
Use of Proceeds                    5
Selling Stockholders               5
Plan of Distribution               7
Experts                            7             -------------------
                                                     PROSPECTUS
                                                 -------------------

                                 March 31, 2000




                                     PART II
                                     ------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits
- --------------------

The following exhibits are filed as part of this Registration Statement:


     3(a) Certificate of Incorporation of the Company filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended June 30, 1996 is incorporated herein by reference.

  3(a)(1) Certificate of Amendment to Certificate of Incorporation of the Company (effective November 6, 1991) filed as Exhibit 3(a)(1) to the Company's Annual Report on Form 10-K for the year ended June 30, 1996 is incorporated herein by reference.


     3(b) By-Laws of the Company filed as Exhibit 3(b) to the Company's Registration Statement on Form S-1 (File No. 2-85949) filed November 10, 1983 is incorporated herein by reference.


     4(a) Specimen Common Stock Certificate filed as Exhibit 4(a) to the Company's Annual Report on Form 10-K for the year ended June 30, 1997 is incorporated herein by reference.


     4(b)  See Exhibit 3(a) above.

     4(c)  See Exhibit 3(b) above.

  4(d)(1) Forms of Stock Option Agreements under the Company's 1991 Stock Option Plan filed as Exhibit 10(a)(8) to the Company's Annual Report on Form 10-K for the year ended June 30, 1995 are incorporated herein by reference.


  4(d)(2) Form of Amendment to 1986 and/or 1991 Stock Option Plan Agreements filed as Exhibit 10(a)(4) to the Company's Annual Report on Form 10-K for the year ended June 30, 1999 are incorporated herein by reference.


  4(d)(3) Forms of Stock Option Agreements under Plan, for Officers, Directors, Director Consultants, and Non-Officer Employees, relative to options issued on or after the effective date of Amendment No. 2 to the Plan, filed as Exhibit 10(a)(16) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 1997 is incorporated here in by reference.

  4(d)(4) Third Amended and Restated Chemfab Corporation 1991 Stock Option Plan. Filed as Exhibit 10(a)(15) to the Company's Annual Report on Form 10-K for the year ended June 30, 1998 is incorporated herein by reference.


  4(d)(5)  Chemfab Corporation 1999 Stock Option Plan.

  5 Opinion of Bingham Dana LLP as to the legality of the securities being registered.

 23(a)     Consent of Ernst & Young LLP.

 23(b)    Consent of Bingham Dana LLP,  contained in legal  opinion set forth as
          Exhibit 5 attached hereto.

 24       Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrimack, State of New Hampshire, on the 31st day of March 2000.


                              CHEMFAB CORPORATION

                              By:  /s/ John W. Verbicky
                                   ------------------------------
                                   John W. Verbicky
                                    President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title                         Date

/s/ John W. Verbicky        President, Chief Executive         March 31, 2000
---------------------------  Officer and Director
John W. Verbicky

/s/ Laurence E. Richard     Vice President-Finance,            March 31, 2000
-------------------------   Treasurer and Chief Financial
Laurence E. Richard         Officer (principal financial
                            officer)

/s/ Hilary A. Arwine        Corporate Controller               March 31, 2000
--------------------------   (principal accounting officer)
Hilary A. Arwine

          *                 Director                           March 31, 2000
--------------------------
Paul M. Cook

          *                 Director                           March 31, 2000
--------------------------
Warren C. Cook

          *                 Director                           March 31, 2000
--------------------------
Robert E. McGill III

          *                 Director                           March 31, 2000
--------------------------
James E. McGrath

          *                 Director                           March 31, 2000
--------------------------
Duane C. Montopoli

Signature                   Title                         Date


          *                 Director                           March 31, 2000
--------------------------
Nicholas Pappas


* By   /s/ John W. Verbicky
    --------------------------
     John W. Verbicky
     Attorney-in-Fact

Exhibit 4(d)(5)
                               CHEMFAB CORPORATION

                             1999 STOCK OPTION PLAN


      1.    Definitions.  As used in this 1999 Stock  Option  Plan of  Chemfab
            -----------
Corporation the following terms shall have the following meanings:

      Annual  Shareholders  Meeting  shall have the  meaning  ascribed  to it in
Section 6.

      As Adjusted means as appropriately adjusted for stock dividends payable in the Stock, split-ups and contractions of the Stock, reclassifications of the Stock, or similar changes of the outstanding shares of the Stock which occur after the date of adoption of this 1999 Stock Option Plan by the Board of Directors.

      Automatic Grant Date shall have the meanings ascribed to it in Section 6(a) and (b), as applicable.

      Board of Directors means the Company's board of directors.

      Code means the Federal Internal Revenue Code of 1986, as amended.

      Committee means a committee comprised of two or more Nonemployee Directors, appointed by the Board of Directors, responsible for the administration of the Plan, as provided in Section 4; provided, that the Board of Directors itself may at any time, in its sole discretion, exercise any or all functions and authority of the Committee, except that the Committee shall have exclusive authority to exercise its functions and authority in respect of selection of officers and directors who are not Nonemployee Directors for participation in and decisions concerning a grant or award of an Option to any of such persons and the matters set forth in clauses (b) through (h) of Section 4 (and any other matters concerning the timing, pricing and amount of a grant or award) in respect of any such persons.

      Company means Chemfab Corporation, a Delaware corporation.
      -------

      Grant Date means the date on which an Option is granted,  as  specified in
Section 8 or, as applicable, in Section 6.

      Incentive Option means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

      Market Value means the closing price for a share of the Stock on any date.

      Nonemployee Director means a director of the Company who is not an officer or employee of the Company.

      Nonstatutory Option means any Option that is not an Incentive Option.

      Option means an option to purchase shares of the Stock granted under the Plan.

      Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

      Option Price means the price paid or to be paid by an Optionee for a share of Stock upon exercise of an Option.

      Optionee  means a person  eligible  to receive an Option,  as  provided in
Section 7, to whom an Option shall have been granted under the Plan.

      Plan means this 1999 Stock Option Plan of the Company.

      Stock means common stock, par value $.10 per share, of the Company.

      Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

      Vesting Year for any portion of any Incentive Option means the calendar year in which that portion of the Option first becomes exercisable.

      2. Purpose. The Plan is intended to encourage ownership of the Stock by key employees and directors of, and consultants to, the Company and its subsidiaries and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to qualify as an incentive stock option plan within the meaning of Section 422 of the Code and to provide for the grant of Incentive Options and Nonstatutory Options.

      3.    Term of the  Plan.  Options  under  the  Plan  may be  granted  not
            ---- -- ---  ----
later than November 1, 2009.

      4. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan (including, without limitation, the provisions of Sections 6, 9 and 10), the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company: (a) the key employee, director or consultant to receive the Option; (b) whether the Option (if granted to an employee) will be an Incentive Option or a Nonstatutory Option; (c) the time of granting the Option; (d) the number of shares of the Stock subject to the Option; (e) the Option Price; (f) the vesting schedule, if any, over which the Option shall become exercisable; (g) the expiration date of the Option (which may not be more than ten (10) years after the date of grant thereof); and (h) the restrictions, if any, to be imposed upon transfer of shares of the Stock purchased by the Optionee upon the exercise of the Option. Subject to the provisions of Section 6, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Section 4 shall be conclusive.

      5. Stock Subject to the Plan. The Plan covers 500,000 shares of the Stock, subject, however, to the provisions of Section 15 of the Plan. The number of shares of the Stock purchased pursuant to the exercise of Options and the number of shares of the Stock subject to outstanding Options shall be charged against the shares covered by the Plan; but shares of the Stock subject to Options which terminated without being exercised shall not be so charged. Shares of the Stock to be issued upon the exercise of Options may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

      6.    Automatic Grants of Options to Nonemployee Directors.
            --------- ------ -- ------- -- ----------- ---------

      (a) Directors Elected or Re-Elected at Annual Shareholders Meeting or Special Meeting in Lieu of Annual Meeting. Each individual who is not an officer or employee of the Company who is elected or re-elected to the Board of Directors at an annual shareholders meeting or special meeting in lieu of annual meeting (an "Annual Shareholders Meeting"), or continues to serve as a director after such Annual Shareholders Meeting, is hereby granted, on the date of such meeting (as used in or with reference to this Section 6(a), an "Automatic Grant Date"), a Nonstatutory Option to purchase 6,000 shares of the Stock (As Adjusted). Each Nonstatutory Option granted to an Optionee under this Section 6(a) shall (1) have an exercise price equal to 100% of the Market Value of the Stock on the Automatic Grant Date, and (2) become exercisable in four (4) equal installments as follows: 25% on the Automatic Grant Date, an additional 25% on the last day of the fiscal quarter which includes the Automatic Grant Date (unless the Automatic Grant Date is itself the last day of a fiscal quarter, in which case this second 25% portion shall become exercisable on the last day of the immediately subsequent fiscal quarter), and an additional 25% on the last day of each of the next two fiscal quarters, if the Optionee remains a director of the Company on such dates.

      (b) Directors Elected at Other Times. Each individual who is not an officer or employee of the Company who is elected to the Board of Directors on a date other than the day of an Annual Shareholders Meeting (as used in or with reference to this Section 6(b), such date being an "Automatic Grant Date") is hereby granted, on the Automatic Grant Date, a Nonstatutory Option to purchase the number of shares of the Stock set forth below, based on the number of quarters remaining in the fiscal year during which he or she is so elected, which option shall become exercisable if the Optionee remains a director of the Company as set forth below:

            (1) If such individual is elected after the day of an Annual Shareholders Meeting but on or before December 31, he or she is hereby granted a Nonstatutory Option to purchase 4,500 shares of the Stock (As Adjusted), 33 1/3% of which shall become exercisable on each of December 31, March 31 and June 30 of the fiscal year of such director's election if he or she remains a director on such dates.

            (2) If such individual is elected on or after January 1 but on or before March 31, he or she is hereby granted a Nonstatutory Option to purchase 3,000 shares of the Stock (As Adjusted), 50% of which shall become exercisable on each of March 31 and June 30 of the fiscal year of such director's election if he or she remains a director on such dates.

            (3) If such individual is elected on or after April 1 but on or before June 30, he or she is hereby granted a Nonstatutory Option to purchase 1,500 shares of the Stock (As Adjusted) which shall become fully exercisable on June 30 of the fiscal year of such director's election if he or she remains a director on such date.

Each Option granted to a director under this Section 6(b) shall have an exercise price equal to 100% of the Market Value of the Stock on the Automatic Grant Date.

      7. Eligibility. An Option may be granted only to a key employee, director or consultant of the Company or one or more of its subsidiaries, provided that no Options may be granted to any Nonemployee Director except pursuant to the provisions of Section 6, and provided, further, that Incentive Options may be granted only to a key employee of the Company or one or more of its subsidiaries.

      8. Time of Granting Options. Subject to the provisions of Section 6, the granting of an Option shall take place at the time specified by the Committee. Only if expressly so provided by the Committee shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

      9. Option Price. The Option Price under each Incentive Option shall be not less than 100% of the Market Value of the Stock on the Grant Date, or not less than 110% of the Market Value of the Stock on the Grant Date if the Optionee is a Ten Percent Owner. The Option Price under each Nonstatutory Option shall not be so limited by reason of this Section 9, and need not be fair market value.

      10.   Option  Period.  No  Incentive  Option  may be  exercised  later
            ------  ------
than the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The option period under any Nonstatutory Option shall not be so limited by reason of this Section 10.

      11. Limit on Incentive Option Characterization. No Incentive Option shall be considered an Incentive Option to the extent that pursuant to its terms it would permit the Optionee to purchase for the first time in any Vesting Year under that Incentive Option more than the number of shares of Stock calculated by dividing the current limit by the Option Price. The current limit for any Optionee for any Vesting Year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the Vesting Year under each other Incentive Option granted to the Optionee under the Plan and each other incentive stock option granted to the Optionee after December 31, 1986 under any other incentive stock option plan of the Company (and any parent and subsidiary corporations).

      12.   Exercise of Option.
            -------- -- ------

      (a) Unless the Committee otherwise determines, and except as otherwise provided in Section 6, all Options shall permit the Optionee to exercise, cumulatively, 25% of the option shares on each of the first four anniversary dates of the Grant Date. The Optionee shall give written notice of exercise to the Company. The notice shall specify the number of shares of the Stock which the Optionee elects to purchase. For shares of the Stock which the Optionee elects to purchase, the Optionee shall, except as otherwise permitted by Section 12(c) below, enclose a personal check equal to the aggregate option price payable with respect to such shares. Subject to, and promptly after, the Optionee's compliance with all of the provisions of this Section 12(a), the Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares of the Stock then being purchased by him or her. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares of the Stock being purchased upon exercise of the Option, exercise of the Option and delivery of the certificate or certificates for such shares (including, without limitation, any exercise of the Option and delivery of the certificate or certificate for such shares in accordance with the procedures set forth in Section 12(c) below) shall be postponed until completion of the necessary action, which shall be taken at the Company's expense. Each outstanding Option shall be reduced by one share for each share of the Stock purchased upon exercise of the Option.

      (b) The Company's obligation to deliver shares of Stock upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Optionee shall satisfy such obligations by making a payment of the requisite amount in cash or by check, unless the Optionee is entitled to and has elected to effect such payment through a "cashless" exercise in accordance with Section 12(c) below.

      (c) In lieu of enclosing a personal check together with the written notice of exercise as described in Section 12(a) above, an Optionee that is not subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (a "Qualified Optionee"), may, unless prohibited by applicable law, elect to effect payment by including with the written notice of exercise referred to in Section 12(a) above irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company a number of shares of Stock subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate option price payable with respect to such shares and, if the Qualified Optionee further elects, the Qualified Optionee's withholding obligations under Section 12(b) with respect to such exercise, together with irrevocable instructions to such broker to sell such shares and to remit directly to the Company such aggregate option price and, if the Qualified Optionee has so elected, the amount of such withholding obligations. The Company shall not be required to deliver to such securities broker any stock certificate for such shares until it has received from the broker such aggregate option price and, if the Qualified Optionee has so elected, the amount of such withholding obligations.

13.  Transferability   of   Options.   Options   shall   not  be   transferable,
     ---------------  --   -------
otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

      14.   Termination of Employment, Disgorgement of Certain Profits.
            ----------- -- ----------  ------------ -- ------- -------

           (a) If an Optionee ceases to be an employee, director or consultant of the Company or any of its subsidiaries for any reason other than retirement of an employee or death of an Optionee, any Option held by that Optionee may be exercised by the Optionee at any time within 90 days after the termination of such relationship, but only to the extent exercisable at termination and in no event after the option period. If an Optionee enters retirement from employment or dies, any Option held by that Optionee may be exercised by the Optionee or the Optionee's executor or administrator at any time within the shorter of the option period or 12 months after the date of retirement or death, but only to the extent exercisable at retirement or death. Options which are not exercisable at the time of termination of such relationship or which are so exercisable but are not exercised within the time periods described above shall terminate. Military or sick leave shall not be deemed a termination under this Section 14 provided that it does not exceed the longer of 90 days or the period during which the rights of the absent employee, director or consultant are guaranteed by statute or by contract.

            (b) If, during the twelve-month period following the cessation of an Optionee's employment with, and/or directorship of, and/or consultancy for, the Company or any of its subsidiaries, as the case may be, and regardless of the reason or absence of reason for such cessation (the date of which cessation hereinafter, a "Cessation Date"), said Optionee engages directly or indirectly in any business, activity or enterprise which diverts business from, is in conflict with, causes a competitive disadvantage to, or otherwise adversely affects the interests or business of, the Company or any of its subsidiaries, the Optionee shall automatically owe to the Company, and shall promptly and without demand pay to the Company, with respect to each share of Stock issued to the Optionee upon the full or partial exercise of each Option exercised by the Optionee from and after that date which is nine (9) months prior to the Optionee's Cessation Date, an amount equal to the excess of Market Value of such share on the date of exercise over the Option Price paid by the Optionee for such share; provided that, on a case by case basis, a majority of disinterested members of the Board of Directors or the Committee may, in their sole discretion, waive enforcement of this provision, in whole or in part; and provided further that no such waiver shall be deemed a waiver of enforcement in any other instance. The provisions of this Section 14(b) shall be applicable with respect to all Options granted pursuant to this Plan.

      15. Adjustment of Number of Shares; Fractional Shares. Each Option Agreement shall provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock, or any reclassification or change of outstanding shares of the Stock, in each case occurring after the date of such Option Agreement and prior to the exercise in full of the Option, the number and kind of shares for which the Option may thereafter be exercised shall be proportionately and appropriately adjusted. Each Option Agreement shall further provide that upon any consolidation or merger of the Company with or into another company, or any sale or conveyance to another company or entity of the property of the Company as a whole, or the dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time an employee, director or consultant of the Company, or any of its subsidiaries, as appropriate) shall have the right, immediately prior to such event, to exercise the Option, to the extent then exercisable by its terms and not theretofore exercised. No fraction of a share of the Stock shall be purchasable or deliverable, but in the event any adjustment of the number of shares of the Stock covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 15 after the date of adoption of this Plan by the Board of Directors, the number of shares of the Stock available for the purpose of the Plan as stated in Section 5 and the exercise price per share of each Option shall be correspondingly adjusted.

      16. Stock Reserved. The Company shall at all times during the term of the Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

      17. Limitation of Rights in Option Stock. The Optionee shall have no rights as stockholder in respect of shares of the Stock as to which his or her Option shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

      18. Purchase for Investment. The Optionee shall make such representations with respect to investment intent and the method of disposal of optioned shares of the Stock as the Board of Directors may deem advisable in order to assure compliance with applicable securities laws.

      19. Termination and Amendment of Plan. The Board of Directors may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, provided, that the Board of Directors may not (a) except as provided in Section 15, without approval by the holders of a majority of the shares represented within twelve (12) months after the adoption of such amendment by the Board of Directors, increase the maximum number of shares available for option under the Plan or extend the period during which Options may be granted or exercised or (b) more than once in any six (6) month period, amend the Plan so as to (1) modify Section 6 or (2) otherwise provide for or permit the grant of Options to Nonemployee Directors, provided, however, that the Board of Directors may make a modification of the type set forth in clause (b)(1) or
(b)(2) above which is made to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations under either such statute. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of that Optionee under that Option.

      20.  Effective  Date.  The Company's  1999 Stock Option Plan was initially approved by the Board of Directors on September 23, 1999 pursuant to a resolution recommending its approval by the Company's stockholders, and following approval and adoption by the stockholders of the Company at the Annual Meeting on October 26, 1999, the 1999 Stock Option Plan will become effective on November 2, 1999.















\\Menh-nt-1\SHARE\tcp general\1999 Stock Option Plan.doc

                                                     Exhibit 5
                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110
                                Tel: 617-951-8000
                                Fax: 617-951-8736



                                 March 31, 2000


Chemfab Corporation
701 Daniel Webster Highway
Merrimack, NH  03054

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel for Chemfab Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement").

      The Registration Statement covers the registration of 500,000 shares of common stock, $.10 par value per share, of the Company (the "Shares"), which are issuable by the Company pursuant to its 1999 Stock Option Plan (the "Plan").

      We have reviewed the corporate proceedings of the Company with respect to the authorization of the Plan and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

      This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon the exercise of options pursuant to the Plan and against the payment of the purchase price therefor, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Bingham Dana LLP

                                          Bingham Dana LLP

Exhibit 23(a)

                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan of Chemfab Corporation and to the incorporation by reference therein of our report dated July 23, 1999, with respect to the consolidated financial statements and schedule of Chemfab Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                   /s/Ernst & Young LLP



Boston, Massachusetts
March 27, 2000

Exhibit 24

                              POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Chemfab Corporation (the "Company"), hereby severally constitute and appoint John W. Verbicky, Moosa E. Moosa, and Thomas C. Platt III, and each of them, my true and lawful attorney and agent to sign for me, and in my name and in the capacity or capacities indicated below (A) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, (B) the Company's Registration Statement on Form S-8 (File No. ___________), dated as of _____________ ___, 2000 registering under the
Securities Act of 1933, as amended (the "Act"), shares of the Company's Common Stock issuable or transferable on the exercise of stock options under the Company's 1999 Stock Option Plan (the "1999 Plan"), and (C) any and all amendments (including supplements and post-effective amendments) to (1) the Company's Registration Statement on Form S-8 (File No. 2-89831), dated as of March 8, 1984, registering under the Act shares of the Company's Common Stock issuable or transferable on the exercise of stock options and stock appreciation rights under the Company's 1983 Incentive Stock Option Plan (the "1983 Plan") and on the exercise of stock options under the Company's 1981 Incentive Stock Option Plan (the "1981 Plan") and the 1979 Non-Qualified Stock Option Plan (the "1979 Plan"), (2) the Company's Registration Statement on Form S-8 (File No. 33-18263), dated as of November 30, 1987, registering under the Act shares of the Company's Common Stock issuable or transferable on exercise of options under the 1983 Plan, the 1981 Plan and the 1986 Stock Option Plan (the "1986 Plan") (collectively, with the 1983 Plan, the 1981 Plan, and the 1979 Plan, the "Plans"), (3) the Company's Registration Statement on Form S-8, dated as of August 2, 1990, registering under the Act shares of the Company's Common Stock issuable or transferable on exercise of options under the 1986 Plan, (4) the Company's Registration Statement on Form S-8 (File No. 33-18264) registering under the Act for reoffer, shares of the Company's Common Stock issuable or transferable on exercise of options under the Plans or of certain Non-Plan options. (5) the Company's Registration Statement on Form S-8 (File No. 33-61946), dated as of April 30, 1993, registering under the Act shares of the Company's Common Stock issuable or transferable on exercise of options under the 1991 Plan and the Company's 1991 Chemfab Employee Stock Option Plan, (6) the Company's Registration Statement on Form S-8 (File No. 333-07139), dated as of June 28, 1996, registering under the Act shares of the Company's Common Stock issuable or transferable on exercise of options under The 1991 Plan and registering under the Act for reoffer certain of such shares, and (7) the Company's Registration Statement on Form S-8 (File No. 333-46985), dated as of February 27, 1998 registering under the Act shares of the Company's Common Stock issuable or transferable on exercise of options under the 1991 Plan and registering under the Act for reoffer of such shares.

Signatures, Date              Title


/s/ John W. Verbicky
--------------------          President, Chief Executive Officer
January 21, 2000              and Director
John W. Verbicky              (principal executive officer)


/s/ Moosa E. Moosa
----------------------        Vice President-Finance, Chief
January 21, 2000              Financial Officer. and Treasurer
Moosa E. Moosa                (principal financial officer)


/s/ Hilary A. Arwine
----------------------        Corporate Controller
January 21, 2000              (principal accounting officer)
Hilary A. Arwine


/s/ Paul M. Cook
----------------------        Director
January 21, 2000
Paul M. Cook


/s/ Warren C. Cook
----------------------        Director
January 21, 2000
Warren C. Cook


/s/ Robert E. McGill III
----------------------        Director
January 21, 2000
Robert E. McGill III


/s/ James E. McGrath
----------------------        Director
January 21, 2000
James E. McGrath


/s/ Duane C. Montopoli
----------------------        Director
January 21, 2000
Duane C. Montopoli


/s/ Nicholas Pappas
----------------------        Director
January 21, 2000
Nicholas Pappas